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                                                                  Exhibit No. 10

                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated September 22, 2000 in this Registration Statement (Form N-1A No. 33-87254) of PaineWebber PACE Select Advisors Trust (comprising, respectively, PACE Money Market Investments, PACE Government Securities Fixed Income Investments, PACE Intermediate Fixed Income Investments, PACE Strategic Fixed Income Investments, PACE Municipal Fixed Income Investments, PACE Global Fixed Income Investments, PACE Large Company Value Equity Investments, PACE Large Company Growth Equity Investments, PACE Small/Medium Company Value Equity Investments, PACE Small/Medium Company Growth Equity Investments, PACE International Equity Investments and PACE International Emerging Markets Equity Investments).



                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP


New York, New York
November 8, 2000